Exhibit 4
                                    ---------

                          EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                                                  MORRISTOWN, NEW JERSEY 07960
                                                          (973) 538-5600
                                                        FAX: (973) 538-6448
                              120 Broadway
                        New York, New York 10271
                                  _____             1351 WASHINGTON BOULEVARD
                                                             2ND FLOOR
Writer's Direct Dial         (212) 238-3000     STAMFORD, CONNECTICUT 06902-4543
                                                         (203) 425-1400
                                  _____                FAX: (203) 425-1410

                           Fax: (212) 238-3100
                        http://www.emmetmarvin.com

                                                                October 16, 2006

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Genussscheine of Roche Holding Ltd
      -------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Genussscheine of Roche Holding Ltd for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                  ------------------------------
                                                     EMMET, MARVIN & MARTIN, LLP